As filed with the Securities and Exchange Commission on March 27, 2020

Registration No. 333-233289
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
Post-Effective Amendment No. 2
to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
____________________

California Resources Corporation
(Exact name of Registrant as specified in its charter)

Delaware	46-5670947
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

27200 Tourney Road, Suite 200 Santa Clarita, California 91355 (888) 848-4754
(Addresses, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael L. Preston
Senior Executive Vice President, Chief Administrative Officer and General Counsel
27200 Tourney Road, Suite 200
Santa Clarita, California 91355
(888) 848-4754
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies to:
Sarah K. Morgan
Scott D. Rubinsky
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002-6760
(713) 758-2222
____________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒    Accelerated filer ☐
Non-accelerated filer ☐    Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
California Resources Corporation (the “Company”) ceased to be a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act) upon the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Accordingly, the Company filed Post-Effective Amendment No. 1 using EDGAR submission type POS AM to convert the Registration Statement on Form S-3 (Commission File No. 333-233289) (the “Registration Statement”) to the proper EDGAR submission type for a non-automatic shelf registration statement and to make certain other amendments. The Company is filing this Post-Effective Amendment No. 2 to provide an updated prospectus relating to the offering and sale of the securities being registered. All filing fees payable in connection with the registration of the shares covered by this Post-Effective Amendment No. 2 have previously been paid.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 27, 2020.
PROSPECTUS
California Resources Corporation
1,250,000 Shares
Common Stock
___________________
This prospectus relates to the offer and sale from time to time by the selling stockholder named in this prospectus, and its permitted transferees, of up to an aggregate of 1,250,000 shares of common stock of California Resources Corporation, par value $0.01 per share, issuable upon exercise of an outstanding warrant (the “Warrant”), which entitles the holder thereof to purchase up to 1,250,000 shares of common stock at an exercise price of $40.00 per share, subject to certain adjustments (the “Warrant Shares”). In connection with the exercise of the Warrant, the holder of the Warrant may elect, in its sole discretion, to pay cash or to exercise on a cashless basis, pursuant to which the holder will not be required to pay cash for shares of common stock issuable upon exercise of the Warrant but will instead receive fewer Warrant Shares. The Warrant was issued to the selling stockholder in connection with the entry into a joint venture with an affiliate of the Company by one of such selling stockholder’s affiliates (the “JV Partner”). The Warrant may be exercised for Warrant Shares in tranches as funding milestones are met by the JV Partner in connection with the joint venture. Each tranche will have a five-year term commencing on the date on which such tranche of Warrant Shares first became exercisable.
The selling stockholder may sell none, some or all of the shares owned by the selling stockholder and offered by this prospectus. Sales may be at fixed prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. Such sales may occur in transactions on the New York Stock Exchange (the “NYSE”), in the over-the-counter market or through negotiated transactions or in a combination of these methods. We will not receive any of the proceeds from the sale of the shares covered by this prospectus.
We are registering the shares of common stock covered by this prospectus for sale by the selling stockholder named in this prospectus, and its permitted transferees, pursuant to our obligations under the Purchase Warrant for Common Stock, dated as of July 22, 2019, by and between California Resources Corporation and CA Energy Investor, LLC, entered into in connection with the JV Partner’s commitment under the Farmout and Development Agreement, dated as of July 22, 2019, by and among California Resources Elk Hills, LLC, CRC Marketing, Inc. and CA Energy Investment Holdco, LLC (the “JV Agreement”) to invest in certain of our oil and gas properties in California.
Our common stock is listed on the NYSE under the symbol “CRC.” On March 26, 2020, the last reported sale price of our shares on the NYSE was $2.47 per share.
___________________
Investing in our common stock involves risk. Please read carefully the information under the heading “Risk Factors” beginning on page 2 of this prospectus and any applicable prospectus supplement and in the documents incorporated by reference in this prospectus and in any applicable prospectus supplement before you make an investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated                      , 2020.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
WHERE YOU CAN FIND MORE INFORMATION	iii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	iv
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	v
THE COMPANY	1
RISK FACTORS	2
USE OF PROCEEDS	3
DESCRIPTION OF CAPITAL STOCK	4
SELLING STOCKHOLDER	8
PLAN OF DISTRIBUTION	10
LEGAL MATTERS	12
EXPERTS	12
You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not, and the selling stockholder has not, authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder, or its permitted transferees, may offer and sell, from time to time, up to 1,250,000 shares of our common stock issuable upon exercise of the Warrant under this shelf registration statement. This prospectus provides you with a general description of the securities the selling stockholder may offer. We may provide you with a prospectus supplement containing specific information about the terms of a particular offering by the selling stockholder. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.
Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” any prospectus supplement and the documents incorporated by reference in their entirety before investing in our common stock.
Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “CRC,” the “Company,” “we,” “us” or “our” are to California Resources Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC (File No. 001-36478) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). Our filings are also available to the public through the SEC’s website at www.sec.gov and on our website at www.crc.com. Information on our website does not constitute part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•
our Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 26, 2020, including information specifically incorporated by reference into such Annual Report on Form 10-K from the definitive proxy statement for our 2020 Annual Meeting of Stockholders filed on March 24, 2020;

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our Current Reports on Form 8-K filed on February 21, 2020, March 5, 2020, March 10, 2020, March 16, 2020 and March 24, 2020 (with respect to each of the foregoing, excluding any information furnished pursuant to Item 2.02 or Item 7.01);

•
the description of our capital stock contained in our information statement on Form 10 filed on October 8, 2014, including any amendment to that form that we may file in the future for the purpose of updating the description of our capital stock.

These reports contain important information about us, our financial condition and our results of operations.
All documents we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) (i) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and prior to effectiveness of the registration statement and (ii) after the effectiveness of the registration statement, before the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement.
You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:
California Resources Corporation
Attention: General Counsel
27200 Tourney Road, Suite 200
Santa Clarita, California, 91355
Phone: (888) 848-4754

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The information in this prospectus, including the documents incorporated by reference herein, includes “forward-looking statements.” The factors identified in this cautionary statement are important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us, or on our behalf. You can typically identify “forward-looking statements” by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will” or “would” and other similar words. Such statements specifically include expectations as to our future financial position, liquidity, cash flows and results of operations, business prospects, transactions and projects, operating costs, value creation index metrics (which are based on certain estimates including future rates, costs and commodity prices), operations and operational results including production, hedging and capital investment, budgets and maintenance capital requirements, reserves, type curves and expected synergies from acquisitions and joint ventures. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. While we believe assumptions or bases underlying our expectations are reasonable and make them in good faith, they almost always vary from actual results, sometimes materially. We also believe third-party statements we cite are accurate but have not independently verified them and do not warrant their accuracy or completeness. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus.
Factors (but not necessarily all of the factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, our company include:

•	commodity price changes;

•	debt limitations on our financial flexibility;

•	insufficient cash flow to fund planned investments, debt repurchases or changes to our capital plan;

•	inability to enter desirable transactions including acquisitions, asset sales and joint ventures;

•
legislative or regulatory changes, including those related to drilling, completion, well stimulation, operation, maintenance or abandonment of wells or facilities, managing energy, water, land, greenhouse gases or other emissions, protection of health, safety and the environment, or transportation, marketing and sale of our products;

•	joint ventures and acquisitions and our ability to achieve expected synergies;

•	the recoverability of resources and unexpected geologic conditions;

•	incorrect estimates of reserves and related future cash flows and the inability to replace reserves;

•	changes in business strategy;

•	production-sharing contracts effects on production and unit production costs;

•	effect of stock price on costs associated with incentive compensation;

•	insufficient capital or liquidity, including as a result of lender restrictions, unavailability of capital markets or inability to attract potential investors;

•	effects of hedging transactions;

•	equipment, service or labor price inflation or unavailability;

•	availability or timing of, or conditions imposed on, permits and approvals;

v

•	lower-than-expected production, reserves or resources from development projects, joint ventures or acquisitions, or higher-than-expected decline rates; and

•
disruptions due to accidents, mechanical failures, electrical power outages, transportation or storage constraints, natural disasters, pandemics, labor difficulties, cyber attacks or other catastrophic events.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Unless legally required, we undertake no responsibility to publicly release the result of any revision of our forward-looking statements after the date they are made.
Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
All forward-looking statements, expressed or implied, included in this prospectus and incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

THE COMPANY
We are an independent oil and natural gas exploration and production company operating properties exclusively within California. We are the largest oil and gas producer in California on a gross operated basis and we believe we have the largest privately held mineral acreage position in the state, consisting of approximately 2.2 million net mineral acres spanning the state’s four major oil and gas basins. We produced approximately 128 thousand barrels of oil equivalent per day (MBoe/d) for the year ended December 31, 2019. As of December 31, 2019, we had estimated proved reserves of 644 million barrels of oil equivalent (MMBoe), of which approximately 77% was categorized as proved developed reserves. Oil represented 75% of our proved reserves. We were incorporated in Delaware in April 2014 and listed on the New York Stock Exchange on December 1, 2014.
Our principal executive offices are located at 27200 Tourney Road, Suite 200, Santa Clarita, CA 91355. Our telephone number is (888) 848-4754. Our website is located at www.crc.com. Unless indicated otherwise, no information is incorporated herein by reference from our website or any other website and no website constitutes a part of this prospectus. Our common stock is listed on the NYSE under the symbol “CRC.”

RISK FACTORS
An investment in our common stock involves a significant degree of risk. Before you invest in our common stock you should carefully consider the risk factors below, those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our common stock. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”
Market volatility may affect the price of our common stock and the value of your investment.
The market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot predict or control, including general market and economic conditions, disruptions, downgrades, credit events and perceived problems in the credit markets; actual or anticipated variations in our quarterly operating results or dividends; changes in our investments or asset composition; write-downs or perceived credit or liquidity issues affecting our assets; market perception of us, our business and our assets; our level of indebtedness and/or adverse market reaction to any indebtedness we incur in the future; our ability to raise capital on favorable terms or at all; loss of any major funding source; additions or departures of our key personnel; changes in market valuations of similar independent oil and natural gas exploration and production companies; and speculation in the press or investment community regarding us. Securities markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. Any broad market fluctuations may adversely affect the trading price of our common stock.
You may experience dilution of your ownership interest due to the future issuance of additional shares of our common stock.
We are in a capital-intensive business, and may not have sufficient funds to finance the growth of our business, future acquisitions or to support our projected capital expenditures. As a result, we may require additional funds from equity or debt financings, including sales of preferred shares or convertible debt, to complete future acquisitions, expansions and capital expenditures and pay the general and administrative costs of our business. In the future, we may issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of purchasers of our common stock offered hereby.
Under our amended and restated certificate of incorporation, we are authorized to issue 220,000,000 shares of capital stock, of which 200,000,000 shares shall be common stock and 20,000,000 shares shall be preferred stock. The potential issuance of preferred stock, additional shares of common stock or convertible debt may create downward pressure on the trading price of our common stock. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in future public offerings or private placements for capital raising purposes or for other business purposes, potentially at an offering price, conversion price or exercise price that is below the offering price for our common stock offered hereby.

USE OF PROCEEDS
All of the shares offered pursuant to this prospectus are being offered by the selling stockholder. We will not receive any of the proceeds from any sale of such shares.

DESCRIPTION OF CAPITAL STOCK
Authorized Capitalization
Our authorized capital stock consists of (i) 20,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding as of December 31, 2019 and (ii) 200,000,000 shares of common stock, par value $0.01 per share, of which 49,175,843 shares were issued and outstanding as of December 31, 2019.
Common Stock
The following is a description of the material terms of our common stock as provided in our amended and restated certificate of incorporation and amended and restated bylaws. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of these documents. For a complete description, we refer you to, and the following summaries and descriptions are qualified in their entirety by reference to, our amended and restated certificate of incorporation and amended and restated bylaws, copies of which will be filed as exhibits to the registration statement of which this prospectus forms a part.
Except as provided by law or in a preferred stock designation, holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Directors are elected to our board if the number of the validly cast “for” votes exceeds the number of validly cast “against” or “withheld” votes, collectively, with respect to such election except, that directors are elected by a plurality of the validly cast votes represented in person or by proxy with respect to their election if the number of nominees for director exceeds the number of directors to be elected as set forth in our bylaws. Except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (“DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of our preferred stock, holders of our common stock are entitled to receive ratably in proportion to the shares of our common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of our common stock are fully paid and non-assessable. The holders of our common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of our common stock are entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share, covering up to an aggregate of 20,000,000 shares of preferred stock. Each series of our preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion or exchange rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of our preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws could make acquisition of control of our company by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors more difficult. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire control of our company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to Section 203 of the DGCL, which generally prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder (which is defined generally as a person owning 15% or more of a Delaware corporation’s outstanding voting stock) or its affiliates or associates for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the time the interested stockholder attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We may elect in the future to not be subject to the provisions of Section 203 of the DGCL.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, or transactions that our stockholders might otherwise deem to be in their best interests or in our best interests, including transactions that might result in a premium over the market price for our shares. Therefore, these provisions could adversely affect the price of our common stock.
Among other things our amended and restated certificate of incorporation and amended and restated bylaws:

•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not later than 90 days nor earlier than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholder notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting, and may discourage or deter a third party from conducting a solicitation of proxies to elect its slate of directors or to approve its proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our stockholders;

•
provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company;

•
provide that (x) the authorized number of directors may be changed only by resolution of the board of directors and (y) all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum. “Cause” is defined as the director’s (i) conviction of a serious felony involving moral turpitude or a violation of federal or state securities laws; (ii) the commission of any material act of dishonesty resulting or intended to result in material personal gain or enrichment of such director at the expense of CRC or any of its subsidiaries and which act, if made the subject of criminal charges, would be reasonably likely to be charged as a felony; or (iii) adjudication as legally incompetent by a court of competent jurisdiction. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company;

•
provide that (i) any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of our preferred stock with respect to such series, and (ii) special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board. These provisions regarding our stockholder meetings may have the effect of deterring hostile takeovers or delaying changes in control or management of our company; and

•
provide that (i) certain provisions of our certificate of incorporation related to the voting rights of stockholders, our board of directors, special meetings of our stockholders, the ability of our stockholders to act by written consent, the forum for certain disputes related to us or our stockholders, and the applicability of Section 203 DGCL may be amended only by the affirmative vote of the holders of at least 75% of the voting power of our then outstanding common stock and that other provisions of our certificate of incorporation may be amended upon the affirmative vote of the holders of at least a majority of our then outstanding common stock, in each case, in addition to the approval of a majority of our directors then in office and (ii) our bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors but any amendment by the stockholders will require the affirmative vote of the holders of at least 75% of the voting power of the shares of our common stock outstanding and entitled to vote thereon. These provisions regarding the amendment of our constituent documents may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Forum Selection
Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•	any action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws (as either may be amended from time to time); or

•
any action asserting a claim that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

This forum selection provision would not apply to claims brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise holding any interest in shares of our capital stock will be deemed to have notice of and to have consented to this forum selection provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

SELLING STOCKHOLDER
This prospectus covers the offer and sale from time to time of up to an aggregate of 1,250,000 shares of our common stock that may be issued to the selling stockholder listed in the table below upon exercise of the Warrant. As used herein, “selling stockholder” means the selling stockholder listed in the table below as well as its donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer.
We are registering the shares of common stock covered by this prospectus for sale by the selling stockholder named in this prospectus pursuant to our obligations under the Warrant entered into in connection with the JV Partner’s commitment under the JV Agreement to invest in certain of our oil and gas properties in California. As part of the consideration for the JV Partner entering into the JV Agreement and committing to an initial investment of approximately $320 million, we have issued the Warrant to the selling stockholder to purchase (i) up to 800,000 shares of common stock in 200,000-share tranches that become exercisable upon the meeting of certain funding milestones, and (ii) up to an additional 450,000 shares of common stock in 225,000-share tranches that become exercisable upon the meeting of certain funding milestones, if all parties to the JV Agreement agree to increase the JV Partner’s investment commitment to $500 million, for a total of up to 1,250,000 shares of common stock. As of December 31, 2019, two tranches for 400,000 Warrant Shares were exercisable. As of the date hereof, no Warrant Shares have been issued.
We will receive up to an aggregate of approximately $50 million from the exercise of the Warrant, assuming the increase of the JV Partner’s total commitment under the JV Agreement to $500 million and the exercise in full of the Warrant for cash. In connection with the exercise of the Warrant, the holder of the Warrant may elect, in its sole discretion, to pay cash or to exercise on a cashless basis, pursuant to which the holder will not be required to pay cash for shares of common stock issuable upon exercise of the Warrant but will instead receive fewer Warrant Shares.
No offer or sale under this prospectus may be made by a stockholder other than the selling stockholder named herein, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective under the Securities Act. We may supplement or amend this prospectus to include additional selling stockholders upon request and upon provision of all required information to us.
The following table sets forth the name of the selling stockholder, the maximum number of shares of our common stock to be sold by the selling stockholder and the number of shares of our common stock beneficially owned by the selling stockholder. Except as otherwise indicated in the footnotes to the table below, upon exercise of the Warrant and issuance of the Warrant Shares, the selling stockholder will have sole voting and dispositive power with respect to such shares.
We do not know when or in what amounts the selling stockholder may offer its shares for sale, if at all. Because the selling stockholder may offer all, some or none of its shares pursuant to this prospectus, and because we are unaware of any agreements, arrangements or understanding with respect to the sale of any such shares, no definitive estimate can be provided as to the number of shares that will be held, or percentage of shares beneficially owned, by the selling stockholder after completion of any offerings pursuant to this prospectus. For purposes of the table below, the information regarding shares of common stock owned after the offering assumes the sale of all shares offered by the selling stockholder and that the selling stockholder does not acquire any additional shares.
The information in the below table is based on information provided by or on behalf of the selling stockholder to us and is as of February 24, 2020. We have not sought to verify such information. Additionally, the selling stockholder may have sold or transferred some or all of its shares in exempt or non-exempt transactions since the date of this prospectus. Other information about the selling stockholder may also change over time. Any changed information will be set forth in supplements to this prospectus, if required. The selling stockholder is not a broker-dealer registered under Section 15 of the Exchange Act or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

	Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock Beneficially Owned After Offering	Shares of Common Stock Being Offered After Offering
	Number	Percentage		Number	Percentage
CA Energy Investor, LLC(1)	1,250,000 (2)	2.5% (3)	1,250,000	--	--%

(1)
CA Energy Investor, LLC is a subsidiary of Alpine Energy Capital, LLC (formerly known as Colony HB2 Energy, LLC), a Delaware limited liability company (“AEC”). AEC is managed by a board of directors (the “AEC Board”), and the AEC Board has voting and dispositive authority over the Warrant held by CA Energy Investor, LLC and, upon exercise of the Warrant and issuance of the Warrant Shares, the AEC Board will have voting and dispositive power with respect to such shares. The members of the AEC Board are as follows: Chris Nilan, David Helfand, Peter J. Eichler, III, Craig Perry and Darren J. Tangen. Each of the members of the AEC Board disclaims beneficial ownership of the securities referenced herein except to the extent of such person’s pecuniary interest in such shares.

(2)
Includes 1,250,000 shares of common stock that may be issued upon exercise of the Warrant assuming the Warrant is fully exercised for cash. The Warrant entitles the selling stockholder to purchase (i) up to 800,000 shares of common stock in 200,000-share tranches that become exercisable upon the meeting of certain funding milestones, and (ii) up to an additional 450,000 shares of common stock in 225,000-share tranches that become exercisable upon the meeting of certain funding milestones, if all parties to the JV Agreement agree to increase the JV Partner’s investment commitment to $500 million, for a total of up to 1,250,000 shares of common stock.

(3)
Based upon 49,175,843 shares of our common stock outstanding as of December 31, 2019 and assumes issuance of the 1,250,000 shares of common stock that may be issued upon exercise of the Warrant as described above.

PLAN OF DISTRIBUTION
We are registering the shares of common stock issuable to the selling stockholder upon exercise of the Warrant to permit the resale of these shares of common stock by the holder of the Warrant from time to time after the date of this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
The selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.
The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer the shares.
In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions it assumes. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (2) the date on which the shares may be sold without restriction and without the need for current public information pursuant to Rule 144(b) of the Securities Act and (3) with respect to each tranche of Warrant Shares, the expiration of the five-year term commencing on the date on which such tranche of Warrant Shares under the Warrant Agreement first became exercisable.
There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
Certain legal matters in connection with the securities have been passed upon by Vinson & Elkins L.L.P., Houston, Texas, as our counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.
EXPERTS
The consolidated financial statements of California Resources Corporation and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Certain information incorporated by reference into this prospectus with respect to certain oil and gas reserves associated with California Resources Corporation’s oil and gas properties is confirmed in a letter of Ryder Scott Company, L.P., independent petroleum engineers, detailing the audit of the proved reserves at the effective date prepared by California Resources Corporation’s staff. We have included this information in reliance on the authority of such firm as an expert in these matters.
Certain information incorporated by reference into this prospectus with respect to certain oil and gas reserves associated with California Resources Corporation’s oil and gas properties is confirmed in a report of Netherland, Sewell & Associates, Inc., independent petroleum engineers, detailing the audit of the proved reserves at the effective date prepared by California Resources Corporation’s staff. We have included this information in reliance on the authority of such firm as an expert in these matters.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution
Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee	$1,452.89(1)
Printing expenses	$*
Accounting fees and expenses	$*
Legal fees and expenses	$*
Miscellaneous	$*
Total	$*

(1)	Fee previously paid.

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers
Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law permits a certificate of incorporation to provide that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.
Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We may from time to time enter into indemnification agreements with our directors and officers. These agreements will typically require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 16.	Exhibits
(a)    Exhibits.
The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit Title
2.1
Separation and Distribution Agreement, dated as of November 25, 2014, between Occidental Petroleum Corporation and California Resources Corporation (filed as Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed December 1, 2014 and incorporated herein by reference).

3.1
Amended and Restated Certificate of Incorporation of California Resources Corporation (filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed June 3, 2016 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of California Resources Corporation (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed November 10, 2015 and incorporated herein by reference).

4.1
Indenture, dated October 1, 2014, by and among California Resources Corporation, the Guarantors and Wells Fargo Bank, National Association (filed as Exhibit 4.2 to Amendment No. 4 to the Registrant’s Information Statement on Form 10 filed October 8, 2014 and incorporated herein by reference).

4.2
Indenture, dated December 15, 2015, by and among California Resources Corporation, the Guarantors and the Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed December 18, 2015 and incorporated herein by reference).

4.3
Guarantor Supplemental Indenture dated as of March 5, 2015, among California Resources Corporation, certain guarantors named therein and Wells Fargo Bank, National Association (filed as Exhibit 4.2 to Registrant’s Registration Statement on Form S-4 filed March 12, 2015 and incorporated herein by reference).

4.4
Guarantor Supplemental Indenture dated as of March 4, 2016, among California Resources Corporation, certain guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.1 to Registrant’s Quarterly Report on Form 10-Q filed August 4, 2016 and incorporated herein by reference).

4.5
Guarantor Supplement Indenture dated as of March 4, 2016, among California Resources Corporation, certain guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.2 to Registrant’s Quarterly Report on Form 10-Q filed August 4, 2016 and incorporated herein by reference).

4.6
Guarantor Supplemental Indenture No. 2, dated as of April 29, 2016, among California Resources Corporation, certain guarantors named therein and Wilmington Trust, National Association, as trustee (filed as Exhibit 10.4 to Registrant’s Quarterly Report on Form 10-Q filed August 4, 2016 and incorporated herein by reference).

4.7
Assumption Agreement dated as of March 6, 2015, among CRC Construction Services, LLC and JP Morgan Chase Bank, N.A., as Administrative Agent for lenders (filed as Exhibit 10.31 to Registrant’s Registration Statement on Form S-4 filed March 12, 2015 and incorporated herein by reference).

4.8
Registration Rights Agreement, dated October 1, 2014, by and among California Resources Corporation, the Guarantors and the Initial Purchasers (filed as Exhibit 4.3 to Amendment No. 4 to the Registrant’s Information Statement on Form 10 filed October 8, 2014 and incorporated herein by reference).

4.9	Form of 5% Senior Note due 2020 (included in Exhibit 4.2 to Amendment No. 4 to the Registrant’s Information Statement on Form 10 filed October 8, 2014 and incorporated herein by reference).

4.10	Form of 5 1/2% Senior Note due 2021 (included in Exhibit 4.2 to Amendment No. 4 to the Registrant’s Information Statement on Form 10 filed October 8, 2014 and incorporated herein by reference).

Exhibit Number	Exhibit Title
4.11	Form of 6% Senior Note due 2024 (included in Exhibit 4.2 to Amendment No. 4 to the Registrant’s Information Statement on Form 10 filed October 8, 2014 and incorporated herein by reference).

4.12	Form of 8% Senior Secured Second Lien Note due 2022 (included in Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed December 18, 2015 and incorporated herein by reference).

4.13
Registration Rights Agreement, dated as of February 7, 2018, by and between California Resources Corporation and AF V Energy IV AIV 2, L.P., AF V Energy IV AIV 3, L.P., Ares Special Situations Fund IV, L.P., AEOF Holdings I, L.P. and AEOF GP Sub, LLC (included in Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed February 7, 2018 and incorporated herein by reference).

4.14
Registration Rights Agreement, dated as of April 9, 2018, by and between California Resources Corporation and Chevron U.S.A. Inc. (filed as Exhibit 4.01 to the Registrant’s Current Report on Form 8-K filed April 9, 2018 and incorporated herein by reference).

4.15
Guarantor Supplemental Indenture, dated as of April 16, 2018, among California Resources Corporation, certain guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 2, 2018 and incorporated herein by reference).

4.16
Third Guarantor Supplemental Indenture, dated as of June 29, 2018, among California Resources Corporation, certain guarantors named therein and Wilmington Trust, National Association, as trustee (filed as Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q filed August 2, 2018 and incorporated herein by reference).

4.17
Purchase Warrant for Common Stock of California Resources Corporation, dated as of July 22, 2019 (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed July 23, 2019 and incorporated herein by reference).

5.1**	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Independent Petroleum Engineers.

23.3*	Consent of Independent Petroleum Engineers.

23.4**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1**	Power of Attorney.
____________

*	Filed herewith.

**	Previously filed.

ITEM 17.	Undertakings
The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

a.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

b.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

a.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATORIES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clarita, State of California, on the 27th day of March, 2020.

California Resources Corporation

By:	/s/ Todd A. Stevens
Name:	Todd A. Stevens
Title:	President and Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on March 27, 2020.
California Resources Corporation

Name	Title

/s/ Todd A. Stevens	President, Chief Executive Officer and Director
Todd A. Stevens

*	Senior Executive Vice President and Chief Financial Officer
Marshall D. Smith	(Principal Financial Officer)

*	Executive Vice President, Finance
Roy Pineci	(Principal Accounting Officer)

*	Chairman
William E. Albrecht

*	Director
Justin A. Gannon

*	Director
Harry T. McMahon

*	Director
Avedick B. Poladian

*	Director
Anita M. Powers

*	Director
Laurie A. Siegel

*	Director
Robert V. Sinnott

Name		Title
*By:	/s/ Todd A. Stevens
Todd A. Stevens
Attorney-in-fact